CONSENT OF INDEPENDENT ACCOUNTANTS


To the Trustees of Loomis Sayles Funds:

     We consent to the incorporation by reference in Amendment No. 19 to the Registration Statement of Loomis Sayles Funds consisting of Loomis Sayles Bond Fund, Loomis Sayles Core Value Fund, Loomis Sayles Global Bond Fund, Loomis Sayles Growth Fund, Loomis Sayles High Yield Fund, Loomis Sayles Intermediate Maturity Bond Fund, Loomis Sayles International Equity Fund, Loomis Sayles Investment Grade Bond Fund, Loomis Sayles Mid-Cap Growth Fund, Loomis Sayles Mid-Cap Value Fund, Loomis Sayles Municipal Bond Fund, Loomis Sayles Short-Term Bond Fund, Loomis Sayles Small Cap Growth Fund, Loomis Sayles Small Cap Value Fund, Loomis Sayles Strategic Value Fund, Loomis Sayles U.S. Government Securities Fund, and Loomis Sayles Worldwide Fund, (collectively, the "Funds") on Form N-1A (File No. 811-6241) under the Investment Company Act of 1940, as amended, and Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A (File No. 33-39133) under the Securities Act of 1933, as amended, of our reports dated November 18, 1998 on our audits of the financial statements and financial highlights of the Funds, which reports are incorporated by reference in the Amendment and Post-Effective Amendment to the Registration Statement. We consent to the references to our Firm under the captions "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Statement of Additional Information for the aforementioned Funds.



Boston, Massachusetts                          PricewaterhouseCoopers LLP
November 30, 1998